UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2013, MEI Pharma, Inc. (the “Company”) held its Annual Meeting of Stockholders for fiscal year 2014 (the “Annual Meeting”). There were represented at the Annual Meeting, either in person or by proxy, 14,377,505 shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), out of a total number of 17,117,152 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Directors. The following individuals, each of whom was named as a nominee in the Company’s definitive proxy statement relating to the Annual Meeting, were elected by the Company’s stockholders by a plurality of votes cast to serve a three-year term on the Company’s Board of Directors which will expire at the Company’s annual meeting of stockholders for fiscal year 2017. Information on the vote relating to each director standing for election is set forth below:

Nominee	For	Withheld	Broker Non-Votes
Thomas C. Reynolds	12,833,450	260,319	1,283,736
William D. Rueckert	5,476,102	7,617,667	1,283,736
Christine A. White	12,817,169	276,600	1,283,736

Proposal 2. – Ratification of Appointment of Auditors. Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. The proposal was approved.

For	Against	Abstain
14,314,208	29,342	33,955

Proposal 3. – Advisory Vote on Executive Compensation. Proposal 3 was a proposal to adopt an advisory resolution that the compensation paid to the Company’s named executive officers, as disclosed in the proxy materials for the Annual Meeting, be approved in all respects. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
8,127,811	4,267,100	698,858	1,283,736

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 6, 2013